Exhibit(a)(3)(B)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:	Please mark here for address change or comments	[ ]

Item 1:	Approval of the Agreement and Plan of Merger, dated	FOR	AGAINST	ABSTAIN
	November 16, 2003, and entered into among Sylvan Inc., Snyder Associated Companies, Inc. and SAC Holding Co. and the merger contemplated thereby	[ ]	[ ]	[ ]

The signer hereby revokes all previous proxies for the special meeting, acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated May 5, 2004, and hereby ratifies all that the said proxies may do by virtue hereof.

I PLAN TO ATTEND THE SPECIAL MEETING	[ ]

Signature	Signature	Date

Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available though 11:59 PM Eastern Time the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/syln
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark, sign and date
Your proxy card
and
Return it in the
Enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
You do NOT need to mail back your proxy card.

SYLVAN INC.
PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS

Hyatt Regency — Pittsburgh International Airport; Pittsburgh, Pennsylvania
Wednesday, June 9, 2004, 10:00 a.m.

     The undersigned stockholder of Sylvan Inc. does hereby appoint Dennis C. Zensen, Donald A. Smith and Fred Y. Bennitt, or a majority of them who are present at the meeting, as proxies of the undersigned to vote at Sylvan’s special meeting of stockholders, to be held June 9, 2004, and at all adjournments thereof, all the shares of Sylvan’s common stock which the undersigned may be entitled to vote on the matter set out on the reverse side of this card as described in the proxy statement and, at their discretion, only for matters presented at the meeting which were unknown to Sylvan a reasonable time before the solicitation.

     The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given, such shares will be voted “FOR” the approval of the Agreement and Plan of Merger and for the merger.

(Continued, and to be signed, on the other side)

Address Change/Comments

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